EXHIBIT 23.2

Stephen E. Rounds, Attorney at Law
4635 East Eighteenth Ave.
Denver, Colorado 80220

January 10, 2000
OnLine Power Supply, Inc.
6909 S. Holly Circle
Suite 200
Englewood, Colorado 80112

Re:      Registration Statement on Form SB-2
         SEC File No. 333-93341

Gentlemen:

         I hereby consent to the filing of my opinion to the registration statement on Form SB-2. However, I do not admit that I am in the category of those persons whose consent is required to be so filed by Section 7(a) of the Securities Act of 1933.

Yours Sincerely,

   /s/   Stephen E. Rounds


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